Exhibit 99.3

FORM OF LETTER TO STOCKHOLDERS WHO ARE RECORD HOLDERS OF AMPLITECH GROUP, INC.

8,000,000 Units

Offered Pursuant to Unit Subscription Rights

Distributed to Stockholders and Certain Eligible Warrantholders of Amplitech Group, Inc.

October 30, 2025

Dear Holders of Common Stock and Eligible Warrantholders:

Enclosed are materials relating to the rights offering being conducted by Amplitech Group, Inc., a Nevada corporation (“Company”), including the prospectus supplement dated October 30, 2025 (“Prospectus Supplement”) and the base prospectus dated August 4, 2025 (together with the Prospectus Supplement, the “Prospectus”). Please carefully review the Prospectus, which describes how you can participate in the rights offering. You will be receiving and will be able to exercise your transferable subscription rights (the “Unit Subscription Rights”) to purchase units of securities (“Units”) at a subscription price equal to $4.00 (the “Unit Subscription Price”). The Unit Subscription Rights will expire if not exercised prior to 5:00 p.m., Eastern time, on December 10, 2025, unless we extend or terminate the rights offering.

Each Unit consists of one share of our common stock, par value $0.001 per share (“Common Stock”), one series A right (each, a “Series A Right”) and one series B right (each, a “Series B Right”, together with the Series A Right, collectively, the “Series Rights”). The Series Rights will be issued at the closing of the rights offering which will occur upon the expiration date of the rights offering. The Series Rights are exercisable commencing on their date of issuance at an exercise price equal to, (i) in the case of a Series A Right, $5.00, and (ii) in the case of a Series B Right, $6.00, and continuing, respectively, through July 18, 2026 and November 20, 2026. Any prospective purchasers of Units pursuant to the exercise of the Unit Subscription Rights or shares of our Common Stock pursuant to the exercise of the Series Rights should carefully read the Prospectus, including without limitation the risk factors contained therein, prior to making any decision to invest in the Company.

As described in the Prospectus, you will receive two (2) Unit Subscription Rights for each share of our Common Stock beneficially owned or acquirable upon exercise of eligible warrants by you as of the record date of 5:00 p.m., Eastern time, on November 10, 2025 (the “Record Date”). Each Unit Subscription Right consists of a basic subscription right, which entitles holders to purchase one Unit and an oversubscription privilege which will be exercisable only if the holder exercises his or her basic subscription right in full and will entitle the holder to purchase additional Units for which other holders do not subscribe subject to potential pro-rata adjustments.

You will be required to submit payment in full to the escrow agent for all the Units you wish to buy in the rights offering. If you wish to maximize the number of Units you may purchase pursuant to your oversubscription privilege, you will need to deliver payment in an amount equal to the estimated Unit Subscription Price for the maximum number of Units available to you, assuming that no stockholder other than you has purchased any Units pursuant to the basic subscription rights and oversubscription privilege. The Company will eliminate fractional Units resulting from the exercise of the oversubscription privilege by rounding down to the nearest whole number, with the total subscription payment being adjusted accordingly. Any excess subscription payments received will be promptly returned, without interest or penalty.

The maximum number of our Units available for issuance in the rights offering is 8,000,000 Units, and the maximum number of shares issuable in the rights offering is 24,000,000 shares of Common Stock, which includes up to 8,000,000 shares of Common Stock issuable upon exercise of each of the Series Rights. Due to the maximum of 8,000,000 Units in the aggregate issuable pursuant to Unit Subscription Right, basic subscription rights may be pro-rated based on the number of basic subscription rights subscribed for. and subscribers that were not issued many Unit Subscription Rights or don’t subscribe for many Units pursuant to the basic subscription rights may not receive any Units.

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The Company can provide no assurances that you will actually be entitled to purchase the number of Units subscribed for pursuant to your basic subscription rights and oversubscription privileges due to offering limitations discussed above. The Company will not be able to satisfy your exercise of the oversubscription privilege if all of our stockholders exercise their basic subscription rights in full, and we will only honor an oversubscription privilege to the extent sufficient Units are available following the exercise of basic subscription rights. If oversubscription requests exceed the number of Units available, however, the Company will allocate the available Units pro-rata among the rights holders in proportion to the number of oversubscription Units for which they have subscribed for. Vstock Transfer, LLC (“Subscription Agent”) will act as the subscription agent for the rights offering.

To the extent the actual number of unsubscribed Units available to the holder pursuant to the oversubscription privilege is less than the amount actually paid for in connection with the exercise of the oversubscription privilege, the holder will be allocated only the number of unsubscribed Units available to the holder, and any excess subscription payment will be promptly returned to the holder, without interest or penalty, after the expiration of the rights offering.

You are not required to exercise any or all of your Unit Subscription Rights or Series Rights. If you do not exercise your Unit Subscription Rights or Series Rights and the rights offering is completed, the number of shares of our Common Stock you own will not change but your percentage ownership of our total outstanding voting stock may decrease because shares may be purchased by other stockholders in the rights offering. Your percentage ownership of our voting stock may also decrease if you do not exercise your Unit Subscription Rights or Series Rights in full. Please see the discussion of risk factors related to the rights offering, including dilution, under the heading “Risks Related to The Rights Offering – Your interest in our Company may be diluted as a result of the offering” in the Prospectus.

The Unit Subscription Rights and the Series Rights will be evidenced by a Transferable Unit Subscription Rights Certificate and Transferable Series Rights Certificate and will cease to have any value after the respective expiration dates of the Unit Subscription Rights and the Series Rights.

Enclosed are copies of the following documents:

1.	Prospectus;

2.	Transferable Unit Subscription Rights Certificate;

3.	Form of Transferable Series A Rights Certificate;

4.	Form of Transferable Series B Rights Certificate;

5.	Instruction as to Use of Amplitech Group, Inc. Transferable Unit Subscription Rights Certificate;

6.	Instruction as to Use of Amplitech Group, Inc. Transferable Series Rights Certificate; and

7.	A return envelope addressed to Vstock Transfer, LLC, the Subscription Agent.

Your prompt action is requested. To exercise your Unit Subscription Rights, including your oversubscription privilege, and your Series Rights comprising the Units, you should deliver (1) properly completed and duly executed Unit Subscription Rights Certificate and/or Series Rights Certificate(s), along with the other required documents to Vstock Transfer, LLC, to the Subscription Agent for the rights offering, by the applicable expiration date; and (2) the full subscription payment should be sent by wire transfer to Citizens Bank, M.A. (“Escrow Agent”) pursuant to the instructions you will receive with the subscription documents prior to their respective expiration dates. Executed subscription documents should be mailed to Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598. The Subscription Agent can be reached by telephone at (212) 828-8436, or by email at action@vstocktransfer.com.

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The Subscription Agent must receive the Transferable Unit Subscription Rights Certificate and/or the Transferable Series Rights Certificate(s) for any applicable Series Rights exercised, and at the same time, the Escrow Agent must receive the corresponding payments, including the initial aggregate Unit Subscription Price for the Units and the applicable exercise price for the Series Rights, by their respective expiration dates. Accordingly, if you mail your Transferable Unit Subscription Rights Certificates and/or the Transferable Series Rights Certificate(s), we recommend that you send them to the Subscription Agent by overnight mail. We will not be required to sell Units or shares of Common Stock to you if the Subscription Agent receives your Transferable Unit Subscription Rights Certificate or Transferable Series Rights Certificate(s) after their respective expiration date, or if the Escrow Agent receives the subscription payment after their respective expiration date, regardless of when the Transferable Unit Subscription Rights Certificate and subscription payment or Transferable Series Rights Certificate(s) and exercise payment(s) were sent. See the discussion under the heading “Questions and Answers Relating to This Offering – How soon must I act to exercise my Unit Subscription Rights being distributed or Series Rights comprising the Units?” in the Prospectus.

Once you have exercised your Unit Subscription Rights or Series Rights, such exercise may not be revoked, even if you later learn information that you consider to be unfavorable to the exercise of your Unit Subscription Rights or Series Rights.

Additional copies of the enclosed materials may be obtained from MacKenzie Partners, Inc., the Information Agent for this offering, by telephone at (212) 929-5500 (bankers and brokers) or (800) 322-2885 (all others) or by email at AMPG@mackenziepartners.com. Any questions or requests for assistance concerning the rights offering should be directed to the Information Agent.

Very truly yours,

Amplitech Group, Inc.

Title:	Chief Executive Officer
Name:	Fawad Maqbool

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